Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,864,254
Unrealized Gain (Loss) on Market Value of Futures	423,629
Dividend Income	2,526
Interest Income	68,453
ETF Transaction Fees	700
Total Income (Loss)	$2,359,562

Expenses
General Partner Management Fees	$22,276
Professional Fees	10,299
Brokerage Commissions	3,616
Non-interested Directors' Fees and Expenses	421
Prepaid Insurance Expense	257
NYMEX License Fee	557
SEC & FINRA Registration Expense	3,818
Total Expenses	41,244
Expense Waiver	(13,399)
Net Expenses	$27,845
Net Income (Loss)	$2,331,717

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/18	$44,641,330
Additions (100,000 Shares)	3,534,268
Withdrawals (50,000 Shares)	(1,767,134)
Net Income (Loss)	2,331,717

Net Asset Value End of Month	$48,740,181
Net Asset Value Per Share (1,350,000 Shares)	$36.10

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596